UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

Community Bankers Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike, Ste D203 Great Falls, VA	22066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 759-0751

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 25, 2008, Community Bankers Acquisition Corp. issued a press release announcing that it had adjourned its annual meeting of stockholders to Tuesday, May 20, 2008 at 10:00 a.m. and adjourned its special meeting of stockholders to Tuesday, May 20, 2008, at 11:00 a.m. The press release is attached as Exhibit 99.1 to this report.

Additionally, BOE Financial Services of Virginia, Inc. (“BOE”) issued a press release on April 25, 2008, announcing that although a sufficient number of votes has been received to approve the BOE proposal to merge with Community Bankers Acquisition Corp., it had determined to adjourn its special meeting to May 21, 2008 in light of the Community Bankers adjournments announced previously that day. The press release is attached as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit                  Description

99.1	Press release dated April 25, 2008 regarding adjournment of the annual and special meetings of stockholders
99.2	BOE press release dated April 25, 2008, announcing adjournment of the BOE special meeting of stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 25th day of April, 2008.

COMMUNITY BANKERS ACQUISITION CORP.

By: /s/ Gary A. Simanson
Gary A. Simanson
President and Chief Executive Officer

Exhibit Index

Exhibit                  Description

99.1	Press release dated April 25, 2008 regarding adjournment of the annual and special meetings of stockholders
99.2	BOE press release dated April 25, 2008, regarding adjournment of the BOE special meeting of stockholders